CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 11, 2024 (except for Note 2, Segments, as to which the date is February 27, 2025, and Item 15(a)(2), as to which the date is February 27, 2026) with respect to the consolidated financial statements of NextDecade Corporation included in the Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ GRANT THORNTON LLP

Houston, Texas
July 30, 2026